Exhibit 10.3
                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              ____________________

                  THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of January 2003, by and between UNIFIED TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association ("Unified Trust"), and DR. GREGORY W. KASTEN ("Employee").

                              W I T N E S S E T H

                  WHEREAS, Employee and Health Financial, Inc., a Kentucky corporation ("Health Financial"), were parties to that certain Employment Agreement, dated June 1, 1997 (the "Primary Agreement"); and

                  WHEREAS, effective as of June 18, 2002, Employee, Unified Trust and Health Financial entered into that certain Tri-Party Agreement, dated as of June 18, 2002 (the "Tri-Party Agreement" and, together with the Primary Agreement, the "Employment Agreement"), pursuant to which, among other things, Unified Trust was substituted for Health Financial as a party to the Primary Agreement; and

                  WHEREAS, Employee and Unified Trust desire to enter into this Agreement to amend certain provisions of the Employment Agreement.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                  1. Notwithstanding the provisions of Section 2.3(a) of the Primary Agreement and Section 4 of the Tri-Party Agreement, Employee hereby acknowledges, accepts, consents to and ratifies the $25,000 per annum reduction in his Annual Base Salary ($300,000 per annum to $275,000 per annum), which reduction was effective as of January 1, 2003. Employee hereby acknowledges and agrees that such salary reduction shall not constitute a breach of the Employment Agreement. Employee and Unified Trust hereby acknowledge and agree that for all purposes of the Employment Agreement, Employee's Annual Base Salary shall now be $275,000 per annum. Employee and Unified Trust further acknowledge and agree that Employee's Annual Base Salary shall remain $275,000 until such time as Employee provides written notice to Unified Trust that his Annual Base Salary shall be increased, which rate of salary may be increased by Employee up to $500,000 per annum (any such increase to be effective upon receipt by Unified Trust of such written notice from Employee); provided, however, in no event shall Employee be entitled to increase his Annual Base Salary pursuant to this
Section 1 before January 1, 2004. The board of directors of Unified Trust also may increase Employee's Annual Base Salary from time to time.


                  2. Other than as amended hereby, the Employment Agreement remains in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed the original, but all of which together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first written above.





                                        /s/ Dr. Gregory W. Kasten
                                        _________________________
                                        Dr. Gregory W. Kasten



                                        UNIFIED TRUST COMPANY, N.A.


                                        By:  /s/ Michele V. Hardesty
                                             ________________________
                                             Michele V. Hardesty, Vice President